                       [Rosenberg & Liebentritt, P.C.]





                               February 3, 1998


Board of Trustees
Equity Residential Properties Trust
Two North Riverside Plaza
Suite 400
Chicago, Illinois  60606

Ladies and Gentlemen:

     We are acting as counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $1,000,000,000 in aggregate amount of its common shares of beneficial interest, $.01 par value per share ("Common Shares") and one or more series of its (i) preferred shares of beneficial interest, $.01 par value per share (the "Preferred Shares") and (ii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares" and, together with the Preferred Shares and Common Shares, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

     We assume that the classification, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action by the Board of Trustees of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Second Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), and applicable Maryland law. We further assume that prior to any issuance of Preferred Shares or Depositary Shares, appropriate articles supplementary shall be filed for recordation with the Maryland State Department of Assessments and Taxation (each, "Articles Supplementary"). We further assume that any Depositary Shares will be issued by the Depositary (as defined below) under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary").

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Declaration of Trust, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.


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Board of Trustees
Equity Residential Properties Trust
February 3, 1998
Page 2

      3. The Second Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

      4. The form of Deposit Agreement between the Company and the financial institution to be named therein, incorporated by reference in the Registration Statement as Exhibit 4.3 thereto.

      5. Resolutions of the Board of Trustees of the Company adopted on January 14, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

      In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the foregoing certifications of trust officers and statements of fact, on which we are relying, and we have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

      We call your attention to the fact that our firm only requires lawyers to be qualified to practice law in the State of Illinois and, in rendering the foregoing opinions, we express no opinion with respect to any laws relevant to this opinion other than the laws and regulations identified herein. With respect to the opinions below that relate to the laws of the State of Maryland, with your consent, we rely solely on the opinion of Hogan & Hartson L.L.P., a copy of which is attached hereto as Exhibit A.





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Board of Trustees
Equity Residential Properties Trust
February 3, 1998
Page 3


      Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

      1. When the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and when a series of the Preferred Shares has been classified by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, and appropriate Articles Supplementary have been filed, and, when issuance of such Preferred Shares has been appropriately authorized by applicable Board Action and following issuance of any such series of Preferred Shares against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Shares will be validly issued, fully paid and non-assessable under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute").

      2. A Deposit Agreement (when the final terms thereof have been duly established) substantially in the form incorporated by reference as Exhibit 4.3 to the Registration Statement, when duly authorized, executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws effecting creditors' rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the Deposit Agreement is considered in a proceeding in equity or at law).

      3. When the Registration Statement has become effective under the Act, and when a series of Preferred Shares underlying a series of Depositary Shares has been classified by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, and appropriate Articles Supplementary have been filed with respect to such Preferred Shares, and when issuance of such Preferred Shares and the execution and delivery of a Deposit Agreement have been appropriately authorized by applicable Board Action, and when the depositary receipts representing the Depositary Shares (the "Depositary Receipts")


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Board of Trustees
Equity Residential Properties Trust
February 3, 1998
Page 4

           in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary against payment of valid consideration therefor in accordance with the terms of the Deposit Agreement and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement for such Depositary Receipts.

      4. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and following issuance of any such Common Shares against payment of valid consideration therefor in accordance with the terms of such Board Action, and any applicable underwriting or purchase agreement as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Common Shares will be validly issued, fully paid and non-assessable under the Maryland REIT Statute.

      To the extent that the obligations of the Company and the rights of any holder of Depositary Shares under any Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

      The opinion expressed in Paragraph (2) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses and to the exceptions set forth in Paragraph (2), the court will provide a money damage (or perhaps injunctive or specific performance) remedy.


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Board of Trustees
Equity Residential Properties Trust
February 3, 1998
Page 5

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and will be incorporated by reference into the Registration Statement. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.

                                        Very truly yours,

                                        ROSENBERG & LIEBENTRITT, P.C.


                                        By:  /s/ William C. Hermann
                                             Vice President


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                                                                       Exhibit A


                           [Hogan & Hartson L.L.P.]




                               February 3, 1998



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1515
Chicago, Illinois 60606


Ladies and Gentlemen:

We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $1,000,000,000 in aggregate amount of its common shares of beneficial interest, $.01 par value (the "Common Shares"), one or more series of its (i) preferred shares of beneficial interest, $.01 par value (the "Preferred Shares") and (ii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares," and, together with the Common Shares and Preferred Shares, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.
We assume that the classification, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Trustees of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust"), and applicable Maryland law. We further assume that
(i) prior to any issuance of Preferred Shares or Depositary Shares, appropriate articles supplementary shall be filed for recordation with the Maryland State Department of Assessments and Taxation (each, "Articles Supplementary") and
(ii) any Depositary Shares will be issued by the Depositary (as defined below) under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary"). For purposes of this opinion letter, we have examined copies of the following documents:
1. A copy of the Registration Statement.
            2.   The Second Amended and Restated Declaration of
                 Trust, as amended, of the Company as certified by the Maryland State Department of Assessments and Taxation on January 26, 1998 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
            3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
            4. Resolutions of the Board of Trustees of the Company adopted on January 14, 1998 as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.
In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications of trust officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute") and with respect to paragraph 2, Maryland contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of Maryland). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.
            Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

           1. When the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and when a series of the Preferred Shares has been classified by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, and appropriate Articles Supplementary have been filed, and when issuance of such Preferred Shares has been appropriately authorized by applicable Board Action and, following issuance of any such series of Preferred Shares against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Shares will be validly issued, fully paid and non-assessable.
           2. When the Registration Statement has become effective under the Act and when a series of Preferred Shares underlying a series of Depositary Shares has been classified by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, and appropriate Articles Supplementary have been filed with respect to such Preferred Shares, and when issuance of such Preferred Shares and the execution and delivery of a Deposit Agreement have been appropriately authorized by applicable Board Action, and when the depositary receipts representing the Depositary Shares (the "Depositary Receipts") in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary against payment of valid consideration therefor in accordance with the terms of the Deposit Agreement and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares, to the extent governed by Maryland law, will be validly issued.
           3. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and following issuance of any such Common Shares against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Common Shares will be validly issued, fully paid and non-assessable.
           To the extent that the obligations of the Company and the rights of any holder of Depositary Shares under any Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary and the Company in accordance with its terms; that the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.
We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.
We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                                           Very truly yours,

                                           /s/ Hogan & Hartson L.L.P.

                                           HOGAN & HARTSON L.L.P.